Exhibit 5.1

[Letterhead of Wal-Mart Stores, Inc.]

December 22, 2011

Wal-Mart Stores, Inc.

702 Southwest Eighth Street

Bentonville, Arkansas 72716

Re:	Wal-Mart Stores, Inc. Registration Statement on Form S-8 relating to the Deferred Compensation Obligations created under the Walmart Deferred Compensation Matching Plan

Ladies and Gentlemen:

I am the Corporate Division General Counsel of Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with its registration under the Securities Act of 1933, as amended (the “Securities Act”), of $50,000,000 of the Company’s deferred compensation obligations (the “Deferred Compensation Obligations”), which represent general unsecured obligations of the Company to pay amounts in the future in accordance with the terms of the Walmart Deferred Compensation Matching Plan, as in effect on the date hereof and as such plan may hereafter be amended or amended or restated (the “Plan”). The Deferred Compensation Obligations will be registered by means of the Company’s Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (the “Registration Statement”).

In rendering the opinion expressed herein, I have examined and relied upon, without investigation or independent verification, among other things, executed originals, counterparts or copies of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended and restated to date, the Registration Statement, the Plan, certain resolutions of the Board of Directors of the Company (the “Board”), including, but not limited to, resolutions of the Board approving the Plan, and such other records and documents as I considered necessary or appropriate to enable me to express the opinion expressed herein. In all such examinations, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents that I have reviewed in connection with rendering the opinion expressed herein. As to facts material to my opinion expressed herein, I have relied, to the extent that I deem such reliance proper and without investigation or independent verification, upon certificates of public officials and certificates of other officers or representatives of the Company. For purposes of rendering the opinion expressed below, I have assumed that any and all actions required to be taken under the Plan by the Board, a committee thereof or by the Company have been or will be taken by the Board, a committee thereof or the Company, as applicable.

Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that, subject to the Registration Statement becoming effective under the Securities Act and compliance with all other applicable securities laws, if and when each Deferred Compensation Obligation is created in accordance with the terms of the Plan upon the deferral of compensation under the Plan by a participant in the Plan to which such Deferred Compensation Obligation will be owed, such Deferred Compensation Obligation will be the valid and binding obligation of the Company. The foregoing opinion is qualified to the extent that the enforceability of the obligations of the Company with respect to any Deferred Compensation Obligation or any related document or instrument may be limited by or subject to: (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy; and (ii) the refusal of a particular court to grant (a) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (b) a particular remedy sought with respect to any Deferred Compensation Obligation as opposed to another remedy available at law or in equity.

The opinion expressed above is limited to the laws of the State of Delaware. The opinion expressed above is rendered as of the date hereof, and I assume no obligation to update or supplement such opinion to reflect any change of fact, circumstance or law after the date hereof. I express no legal opinion upon any matter other than that explicitly addressed above, and my express opinion herein contained shall not be interpreted to be an implied opinion upon any other matter.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gordon Y. Allison

Gordon Y. Allison, Esq. Vice President and Corporate Division General Counsel